UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2011

CLAYTON WILLIAMS ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-10924	75-2396863
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification Number)

6 Desta Drive, Suite 6500, Midland, Texas	79705-5510
(Address of principal executive offices)	(Zip code)

Registrant's Telephone Number, including area code: (432) 682-6324

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of stockholders on Wednesday, May 4, 2011 at 11:00 a.m. central time in Midland, Texas.  Holders of an aggregate of 12,155,536 shares of the Company’s common stock at the close of business on March 10, 2011 were entitled to vote at the meeting, of which 11,665,419, or approximately 96%, of the eligible voting shares were represented in person or by proxy.  The certified results of the matters voted upon at the meeting, which are more fully described in the Company’s annual proxy statement, are as follows:

Proposal #1 – Elect three directors for a term of three years, such term to continue until the annual meeting of shareholders in 2014 and until each director’s successor is duly elected and qualified.

Name	Votes For	Votes Withheld	Broker Non-Votes
Davis L. Ford	10,335,665	705,000	624,754
Robert L. Parker	8,426,259	2,614,406	624,754
Jordan R. Smith	8,705,722	2,334,943	624,754

Proposal #2 – Advise the Audit Committee on the selection of KPMG LLP as the Company’s independent auditors for 2011.

Votes For	Votes Against	Abstentions
11,598,539	65,253	1,627

Proposal #3 – Adopt, on an advisory basis, of a resolution approving the compensation of the Company’s named executive officers as disclosed in the Company’s annual proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,988,317	49,011	3,337	624,754

Proposal #4 – Select, on an advisory basis, of the frequency with which shareholders are provided an advisory vote on executive compensation.

One Years	Two Years	Three Years	Abstain	Broker Non-Vote
3,047,048	62,947	7,915,218	15,452	624,754

On May 4, 2011, following the Company’s annual meeting of stockholders, the Company’s Board of Directors adopted a resolution providing that an advisory vote on executive compensation would be held every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

Date:	May 5, 2011	By:	/s/ Mel G. Riggs
Mel G. Riggs
Executive Vice President and
Chief Operating Officer

Date:	May 5, 2011	By:	/s/ Michael L. Pollard
Michael L. Pollard
Senior Vice President and
Chief Financial Officer